Exhibit 99.1

Financial Statements Vtesse, Inc. Years Ended December 31, 2016 and 2015 With Report of Independent Auditors

Vtesse, Inc.

Financial Statements

Years Ended December 31, 2016 and 2015

Report of Independent Auditors

The Board of Directors

Vtesse, Inc.

We have audited the accompanying financial statements of Vtesse, Inc., which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vtesse, Inc. at December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

March 15, 2017

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Vtesse, Inc.

Balance Sheets

	December 31
	2016	2015
Assets
Current assets:
Cash	$14,369,690	$7,157,897
Prepaid expenses and other current assets	155,995	123,587
Total current assets	14,525,685	7,281,484

Property and equipment, net	42,895	55,385
Intangibles, net	70,249	91,706
Escrows and other deposits	106,150	100,000
Total assets	$14,744,979	$7,528,575

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,323,813	$2,152,740
Accrued expenses and other current liabilities	498,136	362,793
Total current liabilities	1,821,949	2,515,533

Other noncurrent liabilities	-	12,697
Total liabilities	1,821,949	2,528,230

Commitments and contingencies (see Note 6)

Stockholders’ equity:
Series A convertible preferred stock, 42,547,398 shares authorized, 38,815,048 issued and 3,732,350 outstanding at December 31, 2016, as compared to 25,510,000 shares authorized, 15,227,998 issued and 15,187,998 outstanding at December 31, 2015	38,713,430	15,102,034
Common stock – $0.001 par value, 61,097,790 shares authorized, 10,040,000 shares issued and outstanding at December 31, 2016, as compared to 41,000,000 shares authorized, 10,040,000 shares issued and outstanding at December 31, 2015	10,040	10,040
Additional paid-in capital	243,035	106,800
Accumulated deficit	(26,043,475)	(10,218,529)
Total stockholders’ equity	12,923,030	5,000,345
Total liabilities and stockholders’ equity	$14,744,979	$7,528,575

See accompanying notes.

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Vtesse, Inc.

Statements of Operations and Comprehensive Loss

	Years Ended December 31
	2016	2015

Revenue	$-	$-

Operating expenses:
Research and development	10,818,243	6,750,517
General and administrative	5,001,228	2,735,212
Total operating expenses	15,819,471	9,485,729

Loss from operations	(15,819,471)	(9,485,729)

Other (expense) income, net	(5,475)	27,514
Net loss	(15,824,946)	(9,458,215)
Comprehensive net loss	$(15,824,946)	$(9,458,215)

See accompanying notes.

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Vtesse, Inc.

Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2016 and 2015

	Convertible Preferred Stock				Additional		Total
	Series A		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, January 1, 2015	5,105,998	$5,105,998	10,000,000	$10,000	$-	$(760,314)	$4,355,684
Issuance of preferred stock	10,122,000	10,036,036	-	-	-	-	10,036,036
Share-based compensation	-	-	-	-	66,840	-	66,840
Conversion of preferred stock	(40,000)	(40,000)	40,000	40	39,960	-	-
Net loss	-	-	-	-	-	(9,458,215)	(9,458,215)
Balance, December 31, 2015	15,187,998	15,102,034	10,040,000	10,040	106,800	(10,218,529)	5,000,345
Issuance of preferred stock	23,627,050	23,611,396	-	-	-	-	23,611,396
Share-based compensation	-	-	-	-	136,235	-	136,235
Net loss	-	-	-	-	-	(15,824,946)	(15,824,946)
Balance, December 31, 2016	38,815,048	$38,713,430	10,040,000	$10,040	$243,035	$(26,043,475)	$12,923,030

See accompanying notes.

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Vtesse, Inc.

Statements of Cash Flows

	Years Ended December 31
	2016	2015
Operating activities
Net loss	$(15,824,946)	$(9,458,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,851	31,553
Share-based compensation expense	136,235	66,840
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(32,408)	(87,618)
Escrows and other deposits	(6,150)	(100,000)
Accounts payable and accrued expenses	(694,210)	1,815,079
Net cash used in operating activities	(16,377,628)	(7,732,361)

Investing activities
Purchases of property and equipment	(9,904)	(128,302)
Net cash used in investing activities	(9,904)	(128,302)

Financing activities
Proceeds from tenant improvement obligation	-	36,400
Payments on tenant improvement obligation	(12,071)	(11,633)
Proceeds from equity offerings, net	23,611,396	10,036,036
Net cash provided by financing activities	23,599,325	10,060,803

Net increase in cash	7,211,793	2,200,140
Cash, beginning of year	7,157,897	4,957,757
Cash, end of year	$14,369,690	$7,157,897

Supplemental disclosure of cash flow information
Cash paid for interest	$5,475	$3,899

See accompanying notes.

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Vtesse, Inc.

Notes to Financial Statements

December 31, 2016

1. Organization

Vtesse, Inc. (Vtesse or the Company), incorporated under the laws of the state of Delaware on June 11, 2014, is a rare disease drug development company that is organized for the purpose of developing new drug treatments to aid patients with Niemann-Pick Disease Type C (NPC) and other lysosomal storage diseases (LSDs). Vtesse has a subsidiary, Vtesse Europe Ltd., that was incorporated under the laws of England and Wales on October 2, 2014. Vtesse is the sole owner of all the capital stock of Vtesse Europe, Ltd., which has not commenced any material operations.

The results of operations for 2016, as compared to 2015, reflect the further advancement of VTS-270, the Company’s leading drug candidate. In addition, VTS-270 was designated as a breakthrough therapy by the Food and Drug Administration (FDA, United States) and as a promising innovative medicine by the Medicines and Healthcare products Regulatory Agency (MHRA, United Kingdom) in 2016.

Liquidity

The capitalization of the Company at the end of 2016, when compared to the prior period, reflects the continuing support of the Company’s existing investors. On April 13, 2016, the Company issued 10,121,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of approximately $10.1 million (Third Tranche). The Company could secure the Fourth Tranche of the Series A Preferred Stock upon the achievement of certain clinical trial enrollment milestones for VTS-270. In December 2016, the Company reached those milestones, and certain investors started the purchase of their Series A Preferred Stock. Others purchased their Series A Preferred Stock in January 2017. As a result, capital investment in the Company rose from $15.2 million at the end of 2015 to $38.8 million at the end 2016, to support the Company’s clinical trial, regulatory submission, and product launch efforts.

The Company has not commercialized any of its drug candidates, and planned commercial operations have not commenced; however, the Company hired a Chief Commercial Officer in December 2016 to lead the commercial operations and anticipates starting to hire the team to commercialize its lead product in 2017. The Company has incurred significant losses in the development of its drug candidates.

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Vtesse, Inc.

Notes to Financial Statements (continued)

1. Organization (continued)

The Company’s operations are subject to certain risks and uncertainties. The risks include the need to manage growth, the need to retain key personnel, the need to protect intellectual property, the availability of additional capital financing on terms acceptable to the Company and reliance on its collaboration with the National Institutes of Health (NIH). As of March 1, 2017 (unaudited), the Company expects that its cash on hand of $14.8 million (unaudited) should be sufficient to fund its core research and development and general and administrative operations through the first quarter of 2018 (unaudited). The Company’s current operating assumptions and projections reflect management’s best estimate of its core operating expenses. However, the Company’s ability to meet its projections is subject to uncertainties, and there can be no assurance that the Company’s current projections will be accurate. The Company has identified expenses in addition to the core operating expenses such as communications, stakeholder management, building commercial operations and other general and administrative expenses. To finance these additional expenses, the Company may require additional financing. The type, timing and terms of financing selected by the Company, if required, will depend on the Company’s cash needs, the availability of financing sources and the prevailing conditions in the financial markets. Based on discussions with its existing stockholders, management strongly believes that the Company has access to capital resources through private investments of equity. Moreover, management conducted several initial meetings with private equity and crossover funds in late 2016 and early 2017. Based on these meetings, management believes that there will be substantial interest in a future financing from investors that are not current stockholders. Taken together, management plans on raising the next round of financing in 2Q 2017 from both current and new stockholders. If the Company is unable to secure additional capital, it will be required to focus on its core research and development and general and administrative operations. Although the Company has been successful in raising capital in the past, there can be no assurance that such financing will be available to the Company at any given time or available on favorable terms.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Although actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of an interest-bearing cash account. The Company places its cash with a high-credit-quality financial institution in the United States. These deposits and funds may be redeemed upon demand and bear minimal risk. The Company does not anticipate any losses with such cash balances.

During the years ended December 31, 2016 and 2015, the Company maintained a cash balance that was in excess of the amounts insured by the Federal Deposit Insurance Corporation (FDIC). FDIC insurance limits are currently $250,000 for all cash deposit accounts.

Fair Value of Financial Instruments

The carrying amounts of cash and accounts payable approximate fair value due to the short-term nature of these instruments.

Cash and Cash Equivalents

The Company considers cash on deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The term cash, as used in the accompanying financial statements, includes currency on hand. The Company did not have any cash equivalents as of December 31, 2016 and 2015.

The Company did not make any cash payments for income taxes during the years ended December 31, 2016 and 2015.

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Escrow and Other Deposits

The Company is in the enrollment phase of drug development that requires the Company to support patient travel to clinical trial centers. The Company has fulfilled this through an available balance, which increased to $250,000 during 2015, on a credit card with Silicon Valley Bank (SVB). Due to the size of the business, SVB MasterCard BusinessCard required an escrow deposit of $100,000 during both years ending December 31, 2016 and 2015. The entire escrow deposit will be returned to the Company upon termination of the agreement as long as SVB MasterCard BusinessCard is paid in full. In addition, at the discretion of SVB MasterCard BusinessCard, the escrow deposit may be refunded earlier than at termination. In addition, the Company had an additional $6,150 in residential rental deposits incurred to support patient relocations to participate in the clinical trial during the year ending December 31, 2016. There were no residential rental deposits incurred during the year ending December 31, 2015.

Leases

The Company categorizes leases at their inception as either operating or capital. Certain lease agreements may contain provisions related to tenant improvement allowances, whereby the landlord reimburses the Company for improvements up to the provided allowance amounts in the form of a loan. The Company capitalizes leasehold improvements as property and equipment and depreciates the assets beginning on the in-service date.

Property and Equipment

Property and equipment are stated at cost. Upon retirement or disposition of an asset, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of operations and comprehensive loss. Repairs and maintenance are expensed as incurred.

Property and equipment are depreciated on a straight-line basis with the following useful lives:

Furniture and fixtures	7 years
Computer equipment	5 years
Leasehold improvements	Shorter of the asset life or the remaining lease term, which is 3 years

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets purchased by the Company are stated at cost. The useful lives of intangible assets are based upon the period over which the Company expects to benefit from their use.

The Company amortizes intangible assets on a straight-line basis, which the Company believes is the pattern in which it expects to receive economic benefits from such intangible assets, over the estimated useful lives as follows:

Domain names	5 years
Websites	5 years
Software	3 years

Impairment of Long-Lived Assets

The Company periodically assesses the recoverability of the carrying value of its long-lived assets in accordance with the provisions of the Accounting Standards Codification (ASC) 360, Property, Plant, and Equipment. ASC 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by comparing the carrying value of the asset to its future undiscounted cash flows. If the future undiscounted cash flows exceed carrying value, then the Company determines the fair value of the underlying asset. Any impairment to be recognized is measured by the amount that the carrying amount of the asset exceeds the estimated fair value of the asset. For the years ended December 31, 2016 and 2015, the Company did not identify any indicators of impairment for its long-lived assets.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development expenses include costs related to employee compensation, preclinical studies and clinical trials, manufacturing, supplies, outsource testing, consulting expenses to support these activities, and depreciation and other facilities-related expenses.

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Accounting for Share-Based Compensation

Share-based payments are accounted for in accordance with the provisions of ASC 718, Compensation – Stock Compensation. The fair value of share-based payments is estimated on the date of grant using the Black-Scholes-Merton option pricing model (Black-Scholes Model). The resulting fair value is recognized over the requisite service period, which is generally the vesting period of the option. For awards with graded vesting, the Company recognizes expense using the straight-line method.

The Company has elected to use the Black-Scholes Model to determine the fair value of share-based awards. Valuation of stock awards requires management to make assumptions and to apply judgment to determine the fair value of the awards. These assumptions and judgments include estimating the fair value of the Company’s common stock, future volatility of the Company’s stock price, dividend yields, future employee turnover rates, and future employee stock option exercise behaviors. Changes in these assumptions can affect the fair value estimate.

A discussion of management’s methodology for developing some of the assumptions used in the Black-Scholes Model follows:

Fair Value of Common Stock – Given the lack of an active public market for its common stock, the Company engages an independent valuation firm to determine the fair value of its common stock. In the absence of a public trading market, the Company believes that it is appropriate to consider a range of factors to determine the fair market value of the common stock at each valuation date. In determining the fair value of its common stock, the Company uses methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants (AICPA) Audit and Accounting Practice Aid Series: Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the AICPA Practice Guide. In addition, the Company considers various objective and subjective factors, along with input from its independent third-party valuation firm. The factors include (1) the achievement of operational milestones by the Company; (2) the risks associated with the Company’s stage of growth; (3) capital market conditions for manufacturing companies, particularly similarly situated, privately held companies; (4) the Company’s available cash, financial condition, and results of operations; and (5) recent equity financings.

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Risk-Free Interest Rate – The risk-free interest rate for options is determined by using U.S. Treasury rates for the expected term of option, which is discussed further below.

Expected Dividend Yield – The dividend yield is based on distributions expected to be paid over the expected term of the option. The Company does not currently plan to make distributions.

Expected Volatility – The expected volatility is based on the results of a study of similar guideline companies in the Company’s peer group with publicly available historical information. The Company’s historical volatility was not used, as the Company is not public and does not have sufficient historical information to develop reasonable expectations about future volatility.

Expected Term – The expected term is the period of time for which the share-based options are expected to be outstanding. Given the lack of historic exercise data, the expected term is determined using the simplified method, which is defined as the midpoint between the vesting date and the end of the contractual term.

Expected Forfeiture Rate – The forfeiture rate is the estimated percentage of options granted that is expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on historical forfeiture data.

A summary of the Company’s assumptions used in determining the fair value of stock options for the years ended December 31, 2016 and 2015, is as follows:

	2016	2015

Expected dividend yield	0%	0%
Expected volatility	85.94%–89.34%	82.4%–88.33%
Risk-free interest rate	1.32%–1.58%	1.50%–1.81%
Expected average life of stock options (years)	5.90–6.11	5.87–6.08

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Under ASC 718, the cumulative amount of compensation cost recognized for instruments classified as equity that ordinarily would result in a future tax deduction under existing tax law shall be considered to be a deductible difference in applying ASC 740, Income Taxes. The deductible temporary difference is based on the compensation cost recognized for financial reporting purposes; however, these provisions currently do not impact the Company, as all the deferred tax assets have a full valuation allowance (see Note 11).

Since the Company had net operating loss (NOL) carryforwards as of December 31, 2016 and 2015, no excess tax benefits for the tax deductions related to share-based awards were recognized in the statements of operations and comprehensive loss.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Management uses a recognition threshold and a measurement attribution for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, as well as guidance on derecognition, classification, interest and penalties, and financial statement reporting disclosures. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. In the ordinary course of business, transactions occur for which the ultimate outcome may be uncertain. Management does not expect the outcome related to accrued uncertain tax provisions to have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company did not have any amounts accrued relating to interest and penalties as of December 31, 2016 or 2015.

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, enacting ASC 606, Revenue from Contracts with Customers, which has since been amended to provide additional clarification and to defer the effective date. ASU 2014-09, as amended, provides accounting guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers. The comprehensive new revenue recognition standard will supersede existing revenue guidance. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates compared to current guidance, which include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 will be effective for privately held companies in annual periods beginning after December 15, 2018 and requires retroactive application on either a full or modified basis. Early application is permitted. Management is currently evaluating ASU 2014-09 to determine its effect on the Company’s financial statements and disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The standard requires that management of all entities evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements are issued. Management will be required to make this evaluation for annual reporting periods and will have to make certain disclosures if it concludes that substantial doubt exists or when its plans alleviate substantial doubt about the entity’s ability to continue as a going concern. The guidance is effective for annual periods ending after December 15, 2016. The Company adopted ASU 2014-15, with no effect on its financial statements and disclosures.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which requires organizations that present classified balance sheets to classify all deferred taxes as noncurrent assets or noncurrent liabilities. The standard is effective for privately held companies beginning for annual periods ending after December 15, 2017. Companies can adopt this guidance either prospectively or retrospectively, and early adoption is permitted. The Company is currently evaluating the effect of adoption on its financial statements and disclosures.

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Vtesse, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In February 2016, the FASB issued ASU 2016-02, enacting ASC 842, Leases, amending the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The guidance will be effective for annual periods beginning after December 15, 2019, and allows for early adoption. Management is currently evaluating ASU 2016-02 to determine its effect on the Company’s financial statements and disclosures.

In March 2016, the FASB issued ASU 2016-09, Improvements to Share-Based Payment Accounting. The guidance simplifies of several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The standard is effective for privately held companies beginning for annual periods beginning after December 15, 2017, and early adoption is permitted. Management is currently evaluating ASU 2016-09 to determine its effect on the Company’s financial statements and disclosures.

3. Fair Value Measurements

The Company accounts for recurring and nonrecurring fair value measurements in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value, establishes a fair value hierarchy for assets and liabilities measured at fair value, and requires expanded disclosures about fair value measurements. The fair value hierarchy ranks the quality of reliability of inputs, or assumptions, used in determining fair value and requires assets and liabilities carried at fair value to be classified and disclosed in one of the following three categories:

•	Level 1 – Fair value is determined by using unadjusted quoted prices that are available in active markets for identical assets and liabilities.

•	Level 2 – Fair value is determined by using inputs other than Level 1 quoted prices that are directly or indirectly observable. Inputs can include quoted prices for similar assets and liabilities in active markets or quoted prices for identical assets and liabilities in inactive markets. Related inputs can also include those used in valuation or other pricing models that can be corroborated by observable market data.

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Vtesse, Inc.

Notes to Financial Statements (continued)

3. Fair Value Measurements (continued)

•	Level 3 – Fair value is determined by inputs that are unobservable and not corroborated by market data. Use of these inputs involves significant and subjective judgments to be made by a reporting entity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level of input that is significant to the fair value measurement in its entirety.

The Company evaluates financial assets and liabilities subject to fair value measurements to determine the appropriate level at which to classify them each reporting period. This determination requires the Company to make subjective judgments as to the significance of inputs used in determining fair value and where such inputs fall within the fair value hierarchy. The Company did not have any financial assets or liabilities measured at fair value on a recurring or nonrecurring basis at December 31, 2016 or 2015.

4. Property and Equipment

Property and equipment consisted of the following at December 31, 2016 and 2015:

	2016	2015

Computers and equipment	$9,536	$9,536
Leasehold improvements	57,685	57,685
Furniture and fixtures	18,709	8,805
Total property and equipment	85,930	76,026

Less: accumulated depreciation	(43,035)	(20,641)
Property and equipment, net	$42,895	$55,385

Depreciation expense for the years ended December 31, 2016 and 2015, was $22,393 and $20,641, respectively, which is included in general and administrative expenses in the statements of operations and comprehensive loss.

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Vtesse, Inc.

Notes to Financial Statements (continued)

5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2016 and 2015, consist of the following:

	2016	2015

Accrued payroll	$331,447	$309,311
Accrued expenses	65,476	41,411
Other current liabilities	101,213	12,071
Total	$498,136	$362,793

6. Commitments and Contingencies

Leases

In December 2014, the Company entered into a lease (the Lease) for new headquarters office space to be occupied in January 2015, for a term of three years. The Lease commenced on January 1, 2015. The Company will have the right to sublease a portion of the space subject to the conditions set forth in the Lease. The Lease may be early terminated by either the landlord or the Company, in certain circumstances. The Company received $36,400 in tenant improvement allowance from the landlord in the form of two loans, which will be paid back by the Company in addition to the rent payments during the Lease period. Deferred rent related to the Lease was not significant.

The Company is recognizing the impact of the fixed annual increases in minimum rental payments, prepayments, abatements, and tenant improvement allowances on a straight-line basis over the term of the Lease. Under the Lease terms, the Company is required to pay its pro rata share of maintenance, operating expenses, management fees and other charges. The Lease is subject to optional renewal options, exercisable by the Company at escalated rates.

Leasehold improvements, whether reimbursed by the landlord or paid directly by the Company in excess of any tenant improvement allowance, are capitalized and depreciated over the lease term beginning on the in-service date (see Note 2).

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Vtesse, Inc.

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

At December 31, 2016, the total future minimum payments are as follows:

Operating Lease
Years ending December 31:
2017	$56,526
Total minimum lease payments	$56,526

Total rent expense for the years ended December 31, 2016 and 2015, was $54,880 and $53,281, respectively.

7. Convertible Preferred Stock, Common Stock, and Stockholders’ Equity

On December 5, 2014, the Company entered into a Series A Preferred Stock Purchase Agreement with certain investors. In connection with the financing, the Company issued an aggregate of the 5,105,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of $5.1 million (First Tranche). On June 1, 2015, the Company issued 10,121,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of $10.1 million (Second Tranche). In addition, 40,000 shares of Series A Preferred Stock were converted into common stock during the year ended December 31, 2015. On April 13, 2016, the Company issued 10,121,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of $10.1 million (Third Tranche). On December 20, 2016, certain investors started purchasing shares of Series A Preferred Stock, at a price of $1.00 per share. During the period between December 20, 2016 and December 31, 2016, the Company effectively issued 13,505,051 shares, for aggregate proceeds of $13.5 million (Fourth Tranche).

Voting Rights and Dividends

Holders of preferred stock are entitled to the number of votes equal to the number of common shares due the holder, if converted. Holders of preferred stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends when funds are legally available and declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

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Vtesse, Inc.

Notes to Financial Statements (continued)

7. Common Stock, Convertible Preferred Stock, and Stockholders’ Equity (continued)

The holders of the Series A Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of 8% of the Series A original issue price ($1.00 per share) per annum, when, as, and if declared by the Board of Directors. No dividends have been declared by the Board of Directors during the years ended December 31, 2016 or 2015.

Liquidation

In the event of liquidation, dissolution, or winding up of the Company, the holders of common shares shall rank junior to holders of Series A Preferred Stock. Holders of Series A Preferred Stock shall receive an amount per share equal to $1.00, plus any dividends declared but unpaid thereon, which approximates $38.8 million at December 31, 2016.

Conversion

The Series A Preferred Stock is convertible into common shares at the election of the stockholder at any time. The number of shares of common stock that a holder of Series A convertible preferred stock will receive is equal to the number of shares of the preferred stock multiplied by the respective conversion rate. The initial conversion rate for the Series A Preferred Stock was 1:1. All outstanding shares of Series A Preferred Stock shall automatically convert to shares of common stock upon an initial public offering of at least $50 million with a per share price of at least $5.00. At December 31, 2016, the preferred stock was convertible into 38.7 million shares of common stock.

8. Equity Incentive Plan

The Company has a stock option plan under which key employees, directors, and others may be granted the option to purchase common stock. The 2014 Stock Option and Incentive Plan (2014 Plan) authorizes the issuance of options to purchase up to 5,000,000 shares of the Company’s common stock. On November 22, 2016, the Board of Directors authorized a plan increase in the number of shares of common stock reserved for issuance under the 2014 Plan by 1,430,196, shares, to a total of 6,430,196 shares. The exercise price of incentive stock options shall be no less than 100% of the fair market value per share of the Company’s common stock on the grant date. The stock option grants vests over four years. The original term of all options is ten years.

Share-based compensation expense is only recorded for those awards that are expected to vest. A forfeiture rate estimate of 4.7% and 10.0% was used for the share-based compensation expense calculation during the years ending December 31, 2016 and 2015, respectively.

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Vtesse, Inc.

Notes to Financial Statements (continued)

8. Equity Incentive Plan (continued)

The following is a summary of the Company’s stock option activity:

	Options	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)

Outstanding as of January 1, 2015	-	$-	-
Granted	2,790,906	0.15	5.9
Exercised	-	-	-
Forfeited and expired	(283,550)	0.15	5.9
Outstanding as of December 31, 2015	2,507,356	0.15	5.9
Granted	3,240,185	0.18	6.1
Exercised	-	-	-
Forfeited and expired	-	-	-
Outstanding as of December 31, 2016	5,747,541	$0.17	6.0

Exercisable at December 31, 2016	1,770,648	$0.16	6.0
Vested and expected to vest at December 31, 2016	5,560,938	$0.17	6.0

Total share-based compensation expense for the years ended December 31, 2016 and 2015, was $136,236 and $66,840, respectively, and is recorded within general and administrative expenses. At December 31, 2016, there was $496,092 in unrecognized compensation cost related to stock options, which the Company expects to recognize over a weighted average period of four years. The weighted average grant date fair value of options granted during the year ended December 31, 2016, was $0.12 and was $0.11 for option awards outstanding at December 31, 2015. Unvested options at December 31, 2016 and 2015, were 3,976,893 and 1,977,594, respectively, and 1,240,886 options vested during the year ended December 31, 2016.

At December 31, 2016, the aggregate intrinsic value for outstanding options was $75,221, and the aggregate intrinsic value for exercisable options was $35,705. The total fair value of options vested and expected to vest at December 31, 2016, was $675,564.

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Vtesse, Inc.

Notes to Financial Statements (continued)

9. Employee Benefit Plan

The Company sponsors a 401(k) saving plan for all employees over the age of 18 who are employed by the Company. Under the plan, employees are allowed to contribute up to the maximum allowed as defined in the plan document. All employer contributions are discretionary. The Company did not make any discretionary contributions for the years ended December 31, 2016 or 2015.

10. Research and License Agreements

In December 2014, the Company entered into an exclusive patent license agreement (the License Agreement) with the NIH for certain patents covering the use of 2-hydroxypropyl-b-cyclodextrin and d-tocopherol held by the NIH, as well as the Orphan Drug Designations awarded to the NIH by the FDA and European Medicines Agency (EMA) for the treatment of NPC. Under the terms of the License Agreement, the Company will owe an up-front license fee, reimbursements for patent costs, as well as milestones and royalties that depend on the product that is commercialized. License fee and reimbursements for patent costs are expensed as research and development and were $37,066 and $252,000 for the years ended December 31, 2016 and 2015, respectively.

In December 2014, the Company also entered into a Collaborative Research and Development Agreement (CRADA) with the Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD) and National Center for Advancing Translational Sciences (NCATS) to advance research on the use of VTS-270 to treat LSDs, alone or in combination with delta-tocopherol or its derivatives. Under the terms of the CRADA, the Company will fund certain pre-clinical and clinical studies conducted at NCATS and NICHD. Under this CRADA, the NICHD, NCATS, and the Company will advance 2-hydroxypropyl-β-cyclodextrin, d-tocopherol and tocopherol derivatives for the treatment of lysosomal storage diseases, including NPC. The work is focused on clinical development and pre-clinical research of single and combination treatments, including assessment of drug safety, tolerability, and efficacy, and will be conducted at NICHD, and NCATS laboratories, as well as sites designated by the Company. Costs are expensed as research and development and were $377,000 and $409,000 for the years ended December 31, 2016 and 2015, respectively, related to the CRADA.

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Vtesse, Inc.

Notes to Financial Statements (continued)

11. Income Taxes

The net deferred income tax assets of the Company at December 31, 2016 and 2015, were as follows:

	2016	2015
Deferred tax assets
Federal and state net operating losses and other deferred tax assets	$10,303,987	$3,446,803
Total deferred tax assets	10,303,987	3,446,803

Deferred tax liabilities
Fixed assets	15,039	6,697
Other	-	2,125
Total deferred tax liabilities	15,039	8,822

Total net deferred tax assets	10,288,948	3,437,981
Less valuation allowance	(10,288,948)	(3,437,981)
Total deferred tax assets	$-	$-

The Company has federal and state net operating loss carryforwards of $26.0 million and $10.3 million as of as of December 31, 2016 and 2015, respectively, for income tax purposes, which will be available to offset future taxable income. If not used, a portion of these carryforwards will expire starting 2035.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets relate primarily to a net operating loss carryforward, and its deferred tax liabilities relate to accelerated depreciation for tax purposes.

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the net deferred tax asset depends primarily on the generation of future taxable income during the periods in which the NOL carryforwards are available. The Company considers projected future taxable income, the scheduled reversal of deferred tax items and available tax planning strategies that can be implemented by the Company in making this assessment. The Company determined that a full valuation allowance against its net deferred tax assets was appropriate as of December 31, 2016 and 2015, due to its cumulative loss history. The valuation allowance increased in the current year by $6.9 million, which was due to $15.8 million of losses generated in 2016.

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Vtesse, Inc.

Notes to Financial Statements (continued)

11. Income Taxes (continued)

The Company’s tax attributes, including net operating losses and credits, are subject to any ownership changes as defined under Internal Revenue Code Sections 382 and 383. A change in ownership could affect the Company’s ability to utilize its net operating losses. As of December 31, 2016, the Company does not believe that an ownership change has occurred.

The Company had no uncertain tax positions requiring recognition at December 31, 2016 and 2015. The Company files income tax returns in the U.S. federal jurisdiction and in the state of Maryland. The Company’s federal and state income tax returns for tax years 2014 and after remain subject to examination by the U.S. Internal Revenue Service and the state authority.

12. Related Parties

Cydan Development, Inc. (Cydan) is under common control with the same investors that control the Company. As such, Cydan is considered an affiliate of the Company. On May 20, 2014, the Company engaged Cydan to provide due-diligence and start-up activities to the Company. The payments under this services agreement totaled $500,000 and were paid in two installments during the year ended December 31, 2015. Such amounts were recorded in research and development expense in the statement of operations and comprehensive loss. There were no related-party transactions in 2016.

13. Subsequent Events

The Company has evaluated events occurring between the end of its most recent fiscal year and March 15, 2017, the date the financial statements were issued.

During the period between January 1, 2017 and January 10, 2017, the Company issued 3,732,347 shares of Series A Preferred Stock, for aggregate proceeds of $3.7 million (the remaining Fourth Tranche).

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